Exhibit 99.1
Contacts:

Foundry Networks	Financial Dynamics
Treasurer	Investor Relations
Michael Iburg	Jason Golz
408.207.1305	415.439.4532
miburg@foundrynet.com	jason.golz@fd.com
Foundry Networks Reports Findings of Stock Option Investigation
SANTA CLARA, Calif. — (January 22, 2007) — Foundry Networks®, Inc. (NASDAQ: FDRY), a performance and total solutions leader for end-to-end switching and routing, today announced the completion of its inquiry into the Company’s stock option practices and the implementation by the Board of Directors of remedial measures resulting from the review. The Company further announced the transition of Timothy D. Heffner from Vice President, Finance and Administration and Chief Financial Officer to Vice President of Corporate Development, the appointment of the Company’s Principal Accounting Officer, Daniel W. Fairfax, as Vice President, Finance and Administration and Chief Financial Officer and the election of one of its Board members, Alfred J. Amoroso, as the new Chairman of the Board.
Summary of the Special Committee’s Investigation and Findings
     As previously announced in June 2006, the Audit Committee of the Company’s Board of Directors appointed a Special Committee of the Board to conduct an independent investigation of the Company’s stock option practices. The Special Committee was assisted in the investigation by independent legal counsel and independent forensic accounting consultants. On September 22, 2006, the Company announced that the Special Committee had preliminarily concluded that the actual accounting measurement dates for certain stock option grants awarded during the years 2000 to 2003 likely differed from the recorded measurement dates for such awards, and that, as a result, the Company expected to restate historical financial statements to record additional non-cash charges for stock-based compensation expense.
     The Special Committee has now completed its investigation. The Special Committee, along with its independent advisers, reviewed grants made on 107 grant dates between the date that the Company’s stock first began trading publicly in September 1999 and May 31, 2006. As part of its investigation, the Special Committee’s advisers conducted over 30 interviews of 18 individuals and reviewed more than three million pages of electronic and paper documents.
     Based on its investigation, the Special Committee has concluded, among other things, that the Company lacks contemporaneous evidence supporting a substantial number of the recorded option grants. In some instances, documents, data and interviews suggest that the option grant was prepared or finalized days or, in some cases, weeks after the option grant date recorded in the Company’s books. The affected grants include grants to existing employees, newly-hired employees, officers and directors.
     The Special Committee found that in a substantial number of cases, the Company’s Chairman of the Board, President and Chief Executive Officer, Mr. Bobby Johnson, Jr., selected the grant dates for and approved option awards after the grant dates recorded in the Company’s books. Mr. Johnson did not, however, receive any options in connection with these grants. Further, the Special Committee found no evidence demonstrating that Mr. Johnson was advised that the Company’s stock option granting practices had resulted or would result in a misstatement of the Company’s financial results.
     The Special Committee also found that although the Company’s Vice President, Finance and Administration and Chief Financial Officer, Timothy D. Heffner, did not select grant dates, he was involved in the granting process by, among other things, communicating option grants determined by Mr. Johnson to the Company’s stock option administrators and human resources group. Mr. Heffner was a recipient of a limited number of stock options for which the measurement dates will be modified.
Financial Statement Impact
     Based on the Special Committee’s findings and subsequent review and analysis, Company management (consisting of personnel that were not involved in the option granting practices under review) has determined that, from fiscal year 1999 through fiscal year 2005, the Company had unrecorded non-cash equity-based compensation charges associated with its equity incentive plans. These charges are material to Foundry’s financial statements for the years ended December 31, 1999 through 2005, the periods to which such charges would have related, and the Audit Committee of the Board of Directors has determined to record such charges and restate its historic financial statements for these periods. Accordingly, the Company currently expects to record a pre-tax charge of approximately $185 million to $205 million for fiscal years 1999 through 2005. The tax benefit associated with this charge is expected to be approximately $65 million to $70 million for a total net charge of approximately $120 million to $135 million.
     Foundry plans to file its Forms 10-Q for the second and third quarters of fiscal 2006, which have been delayed due to the pending final outcome of the inquiry, and all restated financial statements that are affected by the above-described adjustments, as soon as practicable. The Company currently anticipates that its restatements will be completed in time to file its Form 10-K for the year ended December 31, 2006 by the required deadline of March 1, 2007.
Remedial Measures
     On November 8, 2006, the Board of Directors formed an Executive Committee, consisting of the independent members of the Board, and authorized it on behalf of the entire Board to consider, adopt and implement remedial measures in light of the findings of the Special Committee. The Executive Committee, on behalf of the Board, has taken the following actions, among others:
•	The positions of the Chairman of the Board and Chief Executive Officer henceforth shall be held by different persons. Accordingly, on January 19, 2007, Mr. Johnson resigned as Chairman of the Board, and the Board elected director Alfred J. Amoroso as Chairman. Mr. Amoroso has served as a member of the Board of Directors of Foundry since October 2000. He also serves as President and Chief Executive Officer of Macrovision Corporation and as a member of its Board of Directors. Mr. Johnson shall continue as a member of the Board. Also the Executive Committee has decided that Mr. Johnson shall continue as President and CEO.

•	The Board has accepted the resignation of Mr. Heffner as Vice President, Finance and Administration and Chief Financial Officer, and Mr. Heffner has assumed the role as Vice President of Corporate Development. His role as Vice President of Corporate Development will not involve accounting or financial reporting responsibilities. Mr. Heffner has agreed to repay the Company the net after-tax difference between the initial exercise price for two options he exercised for which the measurement date will be changed and the price of the shares on the new measurement dates, an amount of approximately $162,000. He has agreed that any unexercised options which he holds which are being remeasured will be repriced to reflect the price of the Company’s stock on the new measurement dates.

•	As previously disclosed, on September 9, 2006, the Company appointed its Vice President and Controller, Daniel W. Fairfax, to the role of Principal Accounting Officer. On January 19, 2007, the Company appointed Mr. Fairfax to the office of Vice President, Finance and Administration and Chief Financial Officer following Mr. Heffner’s resignation of those offices. Mr. Fairfax, 51, has been Foundry’s Vice President and Corporate Controller since May 2006 and has served as Principal Accounting Officer since September 2006. Previously, he served as the Senior Vice President, Finance and Chief Financial Officer of GoRemote Internet Communications, Inc., a Nasdaq listed company. Mr. Fairfax has also served as Chief Financial Officer of privately held companies Ironside Technologies, Inc., ACTA Technology and NeoVista Software, Inc. Mr. Fairfax holds a B.A. degree in Economics from Whitman College and an M.B.A. degree from the University of Chicago, and is a Certified Public Accountant in California. Mr. Heffner has agreed to assist in a smooth transition of responsibilities.

•	The Special Committee found that there was inadequate documentation for grants to members of the Board awarded on two grant dates. The price of the Company’s stock on the corrected measurement date for one of those grants was less than the exercise price of the options. The price of the Company’s stock on the corrected measurement date for the other grant was greater than the exercise price of that option. The Board has directed that the latter grant be re-priced to reflect a higher exercise price. However, the Board has decided not to re-price the former grant to a lower exercise price. The non-management directors who received and exercised any of the options that had been recorded with the lower exercise price have agreed to repay the Company the net after-tax difference between the initial exercise price and the corrected exercise price (an aggregate repayment of approximately $86,000).

•	Effective July 20, 2006, the Board of Directors adopted a new process for the grant of all equity compensation awards to Board members, officers, non-officer employees and service providers, as follows:
°	All equity compensation awards are administered by the Compensation Committee.

°	All stock option grants are approved at a meeting of the Compensation Committee held on the last business day of each month or on the next business day on which a quorum is available. The Company’s Vice President and General Counsel or his designee takes the minutes of the Compensation Committee meeting.

°	Details concerning recommended grants are circulated in advance of each meeting, and the Compensation Committee approves the respective grantee and number of shares comprising each grant at the meeting.

°	The exercise price of each grant is the closing price of the Company’s common stock on the date that the Compensation Committee approved the grant.

°	Stock option grants are made only after they are approved by the Compensation Committee and no changes are made after the Compensation Committee’s approval.

°	All grants are communicated to employees within a relatively short period after the grant date as required by applicable accounting rules.
•	Beginning in the third quarter of 2006, the Company has expanded its Sarbanes-Oxley testing procedures relating to the revised option approval process for annual and monthly grants, and has revised existing documentation to describe the revised approval and grant process.

•	The Company has undertaken to improve training and education designed to ensure that all relevant personnel involved in the administration of stock option grants understand the terms of the stock option plans, the relevant accounting requirements under generally accepted accounting principles for stock options and other share-based payments and the revised approval and grant process.
     The Company benefited in its investigation from the full cooperation of its former and current directors and officers and employees.
Tax Consequences of Option Review
     For stock option grants that were awarded at less than fair market value and vest after December 31, 2004, employees may be subject to a 20 percent excise tax under Internal Revenue Code Section 409A (calculated on the intrinsic value of the award on the date of vesting). The Board of Directors is considering certain actions, which it believes would be in the best interests of the Company’s stockholders and employees, that would substantially reduce or eliminate Section 409A tax liability for the Company’s employees. The effect of the Board’s future decisions in this regard may be material.
Appeal Filed With Nasdaq
     On December 12, 2006, the Company received a letter notice from the Nasdaq Listing Qualifications Panel (the “Panel”) that the Company’s continued listing on The Nasdaq Stock Market was conditioned on the Company becoming current in its delinquent periodic reports, and filing any required restatements, by February 12, 2007. The Company is working diligently to bring itself current with its periodic filing responsibilities by the deadline imposed by Nasdaq, however, not all factors affecting the date of filing of the Company’s restatement are within the Company’s control. The Panel’s letter informed the Company that it could appeal the conditional extension, but only within 15 days of receiving the letter notice and, therefore, any appeal must have been made by December 26, 2006, in advance of the filing deadline. In order to preserve its appeal rights, the Company filed an appeal on December 26,

2006 with the Nasdaq Listing and Hearings Review Council (the “Listing Council”). In its appeal, the Company requested, among other things, that the Listing Council stay the Panel’s December 12, 2006 decision and any future delisting decisions pending the Listing Council’s ruling on the appeal.
     On January 9, 2007, the Company received a letter from the Listing Council stating that the Listing Council will review the Panel’s December 12, 2006 decision and further stating that, no later than March 2, 2007, the Company may submit any additional information that it wishes the Listing Council to consider. The letter did not address the Company’s request for a stay. The Listing Council has the power to grant a stay at any time prior to the delisting of the Company’s stock, however, there can be no assurances that the Listing Council will grant the Company’s request for a stay of the Panel’s December 12, 2006 decision regarding the Company’s continued listing, as described above.
Q4 ‘06 Results Conference Call
     The Company will be available to answer questions about today’s announcement during its next regularly scheduled quarterly results conference call, scheduled for January 31, 2007 at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynet.com. A Web replay will also be available for approximately 90 days at this same Web address.
About Foundry Networks
     Foundry Networks, Inc. (Nasdaq: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, access routers and Metro routers. Foundry’s over 10,000 customers include the world’s premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about Foundry and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.
Forward-Looking Statements
     This press release contains forward-looking statements, as defined under federal securities laws. These forward-looking statements include the statements regarding the Company’s results of its review of its stock option grant processes, the accounting impact of the results of the review on prior period financial statements, the effect of decisions to be made by the Board regarding tax consequences to employees of the Company, the timing of the filing of its Quarterly Reports on Form 10-Q, its Annual Report on Form 10-K and any required restatements, the adoption and implementation of remedial measures, the process improvements made by such remedial measures and the results of the Company’s appeal of the Nasdaq notice of potential delisting of the Company’s stock on the Nasdaq market. These statements are just predictions and are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. These risks include, but are not limited to, (i) the Company failing to timely file its Quarterly Reports on Form 10-Q, its Annual Report on Form 10-K and any required restatements; (ii) the possibility that the accounting impact on prior period financial statements is different than what is estimated herein ,including but not limited to the estimate of non- cash equity based compensation charges that the Company plans to take and the tax consequences; (iii) the risk of possible failure of process improvements made by the Company, together with any additional remedial measures adopted by the Company, to prevent any future actions of this type; (iv) the risk that the Company will not meet the February 12, 2007 deadline for becoming compliant with Nasdaq’s continued listing requirements that it have filed by that date all periodic reports due and any restatement and the risk of delisting of the Company’s stock from the Nasdaq market; and (v) other events and other important factors disclosed previously and from time to time in the Company’s filings with the Securities and Exchange Commission. Foundry assumes no obligation to update the information in this press release.